Exhibit 99.1

                         Forest City Reports Fiscal 2006
                      Full-Year and Fourth-Quarter Results



    CLEVELAND--(BUSINESS WIRE)--March 27, 2007--Forest City
Enterprises, Inc. (NYSE:FCEA)(NYSE:FCEB) today announced EBDT, net earnings and revenues for the fiscal fourth quarter and full year ended January 31, 2007.

    In fiscal 2006, consolidated revenues grew to a record $1.2 billion, a 3.6 percent increase over last year's $1.1 billion. EBDT (Earnings Before Depreciation, Amortization and Deferred Taxes) was $285.0 million, or $2.73 per share, a 3.4 percent increase on a per share basis compared with last year's EBDT of $270.5 million, or $2.64 per share. Net earnings were $177.3 million, or $1.70 per share, compared with $83.5 million, or $0.81 per share, in the prior year.

    Fourth-quarter consolidated revenues were $360.4 million compared with $313.0 million last year. EBDT for the fourth quarter was $107.6 million, or $1.00 per share, compared with last year's fourth-quarter EBDT of $73.7 million, or $0.72 per share. Net earnings for the fourth quarter were $70.6 million, or $0.66 per share, compared with fourth-quarter 2005 net earnings of $28.2 million, or $0.27 per share.

    EBDT and EBDT per share are non-GAAP (Generally Accepted
Accounting Principles) measures. A reconciliation of net earnings (the most directly comparable GAAP measure to EBDT) to EBDT is provided in the Financial Highlights table in this news release. All per share amounts are on a fully diluted basis

    Discussion of Results

    Charles A. Ratner, president and chief executive officer of Forest City Enterprises, said, "Fiscal 2006 was an outstanding year for Forest City - including our 27th consecutive year of EBDT growth, and record-high revenues of $1.2 billion, net earnings of $177.3 million, total assets of $9.0 billion, shareholders' equity of $1.0 billion, and liquidity of $644.1 million. We opened 14 projects representing a record $803.7 million of total cost at our share. Development has been, and will continue to be, the primary driver of our growth. Of particular significance in 2006, however, were our acquisitions and the New York portfolio transaction, which together added $854.0 million to our completed real estate. We also achieved a record-high level of property sales, totaling $461.3 million, and made significant progress on some of the largest projects in our development pipeline.

    "The increase in EBDT was primarily due to the strong performance of our commercial and residential operating portfolios. Comparable NOI, the primary driver of EBDT, grew because of consistently high occupancies, as well as increasing rents in all segments. Also, EBDT increased as a result of property additions, growth in our military housing business, and the ability of the Land Development Group to maintain its profitability despite overall weakness in the sector. Historic Tax Credit income in our Residential Group and recognition of a lower percentage of the Nets losses had a positive impact on EBDT, as well.

    "These increases were partially offset by decreases in outlot sales in our commercial business and the loss recognized on interest rate derivatives. We purchased $1.2 billion of 10-year forward swaps, at a weighted average rate of 5.76 percent, to hedge our interest rate exposure in anticipation of future financing transactions. This resulted in a $9.4 million decrease in 2006 EBDT, but it enabled us to lock in favorable, long-term fixed rates," Ratner said.

    Overall, comparable property net operating income (NOI) increased
4.9 percent during the year. Comparable property NOI increased in the retail, office and residential portfolios by 4.9 percent, 2.5 percent and 6.5 percent, respectively. These results represented the highest increases in the past five years. Comparable property NOI, defined as NOI from properties operated in both 2006 and 2005, is a non-GAAP financial measure, and is based on the pro-rata consolidation method, also a non-GAAP financial measure. Included in this release is a schedule that presents comparable property NOI on the full consolidation method.

    Comparable retail occupancies were 94.6 percent in 2006 compared with 94.7 percent in 2005. Comparable office occupancies were 93.4 percent compared with 92.5 percent. Comparable average occupancies in the residential business increased to 95.1 percent from 93.4 percent last year. Retail and office experienced rent increases of 8.8 percent and 11.9 percent, respectively, while residential Net Rental Income increased to 92.8 percent, up 1.9 percent from a year ago. Regional mall sales averaged $473 per square foot and comparable mall sales increased 5.6 percent.

    Ratner concluded, "We had a very strong year of project openings and closed on two major acquisitions and the New York portfolio transaction. At January 31, 2007, we had $1.7 billion of projects under construction and more than $2.5 billion of projects under development (both at the Company's pro-rata share). Our capital strategy provided the equity for all of these investment opportunities. Progress on projects in our pipeline will ensure long-term value creation for shareholders."

    2006 Milestones

    Openings and New York City Portfolio Transaction

    During fiscal 2006, Forest City opened or acquired 14 projects, representing a total of $803.7 million at the Company's pro-rata share and $417.8 million of cost on a full consolidation basis. In addition, the Company increased its ownership or acquired partnership interests that totaled $854.0 million.

    The Forest City Ratner Companies (FCRC) portfolio transaction is one of the most important achievements in the Company's recent history. This made FCRC a wholly owned subsidiary of Forest City Enterprises - strengthening the Company's commitment and position in its largest single market, New York City. As a result, Forest City has increased its interest in 30 operating properties in the greater New York City metropolitan area. The transaction was slightly dilutive to Forest City's EBDT per share in 2006, but we believe it will be accretive in the long term.

    The largest opening during the year was Westfield San Francisco Centre, which is one of the nation's premier retail centers. Developed and owned in partnership with Westfield, the multi-level, 1.5-million-square-foot center in downtown San Francisco is more than 90 percent leased. The center features the second-largest Nordstrom and Bloomingdale's stores in the country as well as a unique, high-end tenant lineup that is generating sales of more than $670 per square foot. Microsoft and San Francisco State University will occupy more than 75 percent of the 235,000-square-foot office component of the project.

    Ratner said, "Our partnership with Westfield has been so mutually beneficial that, together, we acquired two other buildings in downtown San Francisco for redevelopment - the 290,000-square-foot Metreon and the 87,000-square-foot Bulletin Building."

    At its Stapleton mixed-use project in Denver, Forest City opened the Main Street phase of The Shops at Northfield open-air regional lifestyle center. The Edgeworth Building, a former tobacco factory that has been transformed into an office building, opened at Tobacco Row in Richmond, Virginia. During 2006, Forest City opened its first rental apartment communities at Chicago's Central Station - the 411-unit Sky55 and 91-unit 1251 South Michigan - totaling $125.5 million of project costs.

    Dispositions

    Forest City continues to take advantage of favorable market conditions and high valuations to dispose of properties. In fiscal 2006, Forest City sold seven properties, including two New York City hotels. The aggregate price was approximately $461.3 million at the Company's pro-rata share, which generated $264.3 million in net proceeds - the highest level of dispositions in Company history. The properties were sold at an average cap rate of 6.6 percent.

    Dispositions remain an excellent source of liquidity and a meaningful part of the Company's long-term capital strategy. Over the last six years, the Company completed more than $1.2 billion (at the Company's pro-rata share) in property sales, which generated more than $560 million in cash proceeds. In the year prior to their sales, these properties were generating annual EBDT of $36.4 million, and yet EBDT still grew at an 11.1 percent compound annual growth rate over the last six years.

    Capital Transactions and Financing Activity

    During 2006, Forest City completed the sale of $287.5 million of Puttable Equity-Linked Senior Notes due 2011 at very favorable terms. This transaction evidences the Company's efforts to further diversify its layered capital structure and enhance financial flexibility. The Company also increased its corporate credit facility by $150 million to $600 million.

    During the year, Forest City closed on transactions totaling $1.3 billion in nonrecourse mortgage financings, including $658.0 million in refinancings, $319.3 million in development and acquisitions, and $318.6 million in loan extensions and additional fundings. As of January 31, 2007, the Company's weighted average cost of mortgage debt increased to 6.05 percent from 5.98 percent at January 31, 2006, primarily due to the general increase in short-term interest rates. Fixed-rate mortgage debt, which represented 70 percent of the Company's total nonrecourse mortgage debt, decreased from 6.26 percent at January 31, 2006, to 6.17 percent at January 31, 2007. The variable-rate mortgage debt increased from 5.34 percent at January 31, 2006 to 5.78 percent at January 31, 2007.

    Development Pipeline Highlights

    Just as important as any of the milestones achieved during the year, but more difficult to measure, is the progress the Company made on its development pipeline of high-quality projects. During the year, the Company successfully pursued the required entitlements on many of its large, complex projects, which are central to its development strategy. The pipeline is stronger because projects have moved closer to construction or opening, and toward the realization of their ultimate value. A schedule of the Company's project openings and acquisitions, and the pipeline of projects under construction, is included in this news release. The schedule includes comparable project costs on both a pro-rata share and full consolidation basis.

    Projects Under Construction

    At the end of fiscal 2006, Forest City's pipeline included 18 projects under construction, representing a total cost of $1.7 billion at the Company's pro-rata share and $1.3 billion on a full consolidation basis. Despite opening projects representing $803.7 million of cost (at the Company's pro-rata share) in 2006, the Company's pipeline of projects under construction grew by nearly 32 percent from $1.3 billion (cost at the Company's pro-rata share) at last year-end.

    In New York City, Forest City's 52-story, 1.5-million-square-foot New York Times Building in Manhattan is on schedule for opening later in 2007. During the year, the Company achieved significant leasing and ownership milestones. When the year started, none of the space owned by Forest City had been preleased. At year's end, 80 percent of the 736,000 square feet of office space owned by Forest City had been preleased, at rents greater than the Company's pro-forma estimates. In addition, by acquiring its financial partner ING Real Estate's interest in this signature office building in 2006, Forest City increased its ownership in a building that will have tremendous value.

    Retail projects under construction at the end of fiscal 2006 include:

    -- Promenade Bolingbrook, a 736,000-square-foot retail center in suburban Chicago that is approximately 72 percent preleased and scheduled to open in April

    -- Orchard Town Center, a 970,000-square-foot open-air lifestyle center in the Denver suburb of Westminster that will open in 2008

    -- The Shops at Wiregrass, a 530,000-square-foot anchored retail center in the Tampa area

    -- East River Plaza, a 514,000-square-foot anchored retail center in Manhattan, which is scheduled for a 2008 opening

    Forest City has five residential projects under construction, totaling 1,474 units and representing approximately $374.0 million of cost at the Company's pro-rata share and $276.4 million at full consolidation. These apartment communities include the 665-unit Uptown Apartments in center city Oakland; 366 units at the Company's Mercantile redevelopment project in Dallas; and 131 units at the Lucky Strike Building at Tobacco Row - adding to 329 loft apartment units the Company previously developed at the Tobacco Row project in Richmond. These three projects are scheduled to open in 2008.

    In addition, Forest City is managing and developing military housing projects, which have become an important part of the residential portfolio. Building on its U.S. Navy project near Hawaii's Pearl Harbor, the Company added more than 2,500 Navy units and more than 1,100 units for the Marines in Hawaii. Forest City also began management and construction of more than 1,600 Navy family homes in the Great Lakes region, primarily in the Chicago area. In total, Forest City has secured the opportunity to own, manage and develop military family communities representing 7,300 housing units. Given this level of commitment, the Company is well positioned to grow the military housing business. In 2006, military housing EBDT increased by $6.1 million and is anticipated to contribute significantly more EBDT in the future.

    Projects Under Development

    At the end of fiscal 2006, Forest City had more than 20 projects under development, representing approximately $2.5 billion of cost at the Company's pro-rata share and at full consolidation. Consistent with the Company's market strategy, 84 percent of the projects under development are located in Forest City's core markets. Projects under development and scheduled to begin construction within the next 12 to 18 months include:

    -- Beekman, featuring more than 800 residential units and an elementary school in Manhattan

    -- Bolingbrook South, 441,000 square feet of retail adjacent to the Company's Promenade Bolingbrook near Chicago

    -- Ridge Hill Village, a 1.2-million-square-foot retail center and more than 300 residential units in Yonkers, New York

    -- Summit at Lehigh Valley, a mixed-use project in Allentown, Pennsylvania, which includes a 492,000-square-foot lifestyle center

    -- Village at Gulfstream Park, 446,000 square feet of retail in Hallandale, Florida, adjacent to a newly expanded and renovated gaming and race track facility

    -- Waterfront, a mixed-use project in Washington, D.C., where two government agencies have agreed to lease approximately 500,000 square feet in two new office buildings

    -- White Oak Village, an 832,000-square-foot retail development in Richmond, Virginia

    Not yet included in the above pipeline are two large mixed-use projects on which Forest City made significant progress during 2006. Atlantic Yards in Brooklyn gained unanimous approval from the State of New York's Public Authorities Control Board, and the Company now owns or controls approximately 85 percent of the land necessary for the development. In addition, Barclays PLC, a U.K.-based global financial services provider, signed a 20-year naming rights agreement for the proposed 850,000-square-foot, Frank Gehry-designed arena that will be the centerpiece of the project. The arena, which is expected to become home to the NBA's Nets, in which Forest City is an investor, is anticipated to open in time for the 2009-2010 NBA season. In addition to Barclays Center, Atlantic Yards is expected to include new urban retail, office buildings, apartments, and parks and open space.

    At The Yards in Washington, D.C. (formerly known as the Southeast Federal Center military supply depot), Forest City made significant progress on this mixed-use redevelopment, including approval of the master plan by the General Services Administration. As a result, the Company expects to begin demolition in mid-2007 with building construction scheduled for early 2008. The Yards will blend adaptive reuse of several historically protected, former industrial buildings that were originally part of the neighboring Washington Navy Yard, as well as numerous buildings of new construction - all within walking distance of the new Washington Nationals baseball park.

    Land Development Update

    The Land Development Group had an excellent year in 2006, despite a challenging environment for residential land sales. The group's EBDT was $62.1 million, compared with $59.3 million a year ago. 2006 land sales were led by a strong performance at Stapleton. After several years of unprecedented demand, land sales at Stapleton moderated in 2006, with 595 lots being sold compared with 910 in the prior year. Since Stapleton's inception in 2000, 3,642 lots for residential development have been sold to homebuilders, with 93 percent of those lots being subsequently purchased by homeowners. All total, Forest City has purchased 1,274 acres of land, and Stapleton has a population of more than 7,000 residents.

    In addition to Stapleton, land sales were driven by the continued strength of the North Carolina and Texas markets. Results were favorably impacted by two large land transactions - the sale of the 1,307-acre Bal Gra Harbor in coastal North Carolina; and the sale of the 1,581-acre Sweetwater mixed-use community in Austin, Texas.

    During 2006, Forest City reached several milestones at its 9,000-acre Mesa del Sol mixed-use project in Albuquerque. The Company was instrumental in helping the state approve a tax increment financing district in Albuquerque, which will be used as a vehicle to finance the infrastructure of the project. In addition, the first 3,000 acres of land were purchased to begin development; a 50-acre site was sold to Culver Studios for a Hollywood film production campus, which recently opened; and the first office building was completed for a solar technology company, Advent Solar Inc.

    At year-end, Forest City had 12,090 acres of land inventory at 37 projects in 11 states. Of the total acres, 3,050 are located at Mesa del Sol, and 2,100 acres in Prosper, Texas. In addition, Forest City has options to purchase 11,114 acres, of which 6,580 acres are located in Albuquerque and 1,661 at Stapleton in Denver.

    Year-End Summary and Outlook

    Ratner said, "We are very pleased to report an excellent year of performance, both financially and strategically, and the execution of the New York City portfolio transaction. We are equally pleased that our shareholders were able to participate in our success, with a total return on our stock price of 54 percent. Over the past 10 fiscal years, our stock price has increased at a compound annual growth rate of 25 percent. It has been said that 'a rising tide lifts all boats' and 2006 was a great year for the entire real estate industry. Our share price not only performed well this past year, but has been consistently strong over the long term.

    "2006 was a year of many milestones. We continued to maintain, improve and add to our existing portfolio, while making significant progress on our development pipeline - the vast majority of which is located in our core markets. This should fuel our future growth for years to come. We are aware of the risks inherent in our business, and as in recent years, we believe having a diversified portfolio will enable us to grow throughout various economic cycles and continue to capitalize on our unique real estate franchise. We expect to deliver our 28th consecutive year of EBDT growth in fiscal 2007, and to continue to build shareholder value."

    Corporate Description

    Forest City Enterprises, Inc. is a $9.0 billion NYSE-listed national real estate company. The Company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States.

    Supplemental Package

    Please refer to the Investor Relations section of the Company's website at www.forestcity.net for a Supplemental Package, which the Company will also furnish to the Securities and Exchange Commission on Form 8-K. This Supplemental Package includes operating and financial information for the year ended January 31, 2007, with reconciliations of non-GAAP financial measures, such as EBDT, comparable NOI and pro-rata financial statements, to their most directly comparable GAAP financial measures.

    EBDT

    The Company uses an additional measure, along with net earnings, to report its operating results. This non-GAAP measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes, is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly titled measures reported by other companies.

    The Company believes that EBDT provides additional information about its core operations and, along with net earnings, is necessary to understand its operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. The Company believes EBDT is important to investors because it provides another method for the investor to measure its long-term operating performance, as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.

    EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges from real estate operations of Forest City Rental Properties Corporation, a wholly owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization, amortization of mortgage procurement costs and deferred income taxes; iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax). Unlike the real estate segments, EBDT for the Nets segment equals net earnings.

    EBDT is reconciled to net earnings, the most comparable financial measure calculated in accordance with GAAP, in the table titled Financial Highlights below and in the Company's Supplemental Package, which the Company will also furnish to the SEC on Form 8-K. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management's opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. The Company excludes depreciation and amortization expense related to real estate operations from EBDT because it believes the values of its properties, in general, have appreciated over time in excess of their original cost. Deferred taxes from real estate operations, which are the result of timing differences of certain net expense items deducted in a future year for federal income tax purposes, are excluded until the year in which they are reflected in the Company's current tax provision. The provision for decline in real estate is excluded from EBDT because it varies from year to year based on factors unrelated to the Company's overall financial performance and is related to the ultimate gain on dispositions of operating properties. The Company's EBDT may not be directly comparable to similarly titled measures reported by other companies.

    Pro-Rata Consolidation Method

    This press release contains certain financial measures prepared in accordance with GAAP under the full consolidation accounting method and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). The Company presents certain financial amounts under the pro-rata method because it believes this information is useful to investors as this method reflects the manner in which the Company operates its business. In line with industry practice, the Company has made a large number of investments in which its economic ownership is less than 100 percent as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, the Company presents its investments proportionate to its share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100 percent if deemed to be under its control or if the Company is deemed to be the primary beneficiary of the variable interest entities ("VIE"), even if its ownership is not 100 percent. The Company provides reconciliations from the full consolidation method to the pro-rata consolidation method, in the exhibits below and throughout its Supplemental Package, which the Company will also furnish to the SEC on Form 8-K.

    Safe Harbor Language

    Statements made in this news release that state the Company or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, real estate development and investment risks, economic conditions in the Company's core markets, reliance on major tenants, the impact of terrorist acts, the Company's substantial leverage and the ability to service debt, guarantees under the Company's credit facility, changes in interest rates, continued availability of tax-exempt government financing, the sustainability of substantial operations at the subsidiary level, significant geographic concentration, illiquidity of real estate investments, dependence on rental income from real property, conflicts of interest, competition, potential liability from syndicated properties, effects of uninsured loss, environmental liabilities, partnership risks, litigation risks, risks associated with an investment in a professional sports franchise, and other risk factors as disclosed from time to time in the Company's SEC filings, including, but not limited to, the Company's annual and quarterly reports.



            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
                 Year Ended January 31, 2007 and 2006
            (dollars in thousands, except per share data)

                           Three Months Ended,        Increase
                               January 31,            (Decrease)
                         ------------------------ ------------------
                            2007        2006        Amount   Percent
                         ------------------------ ---------- -------
Operating Results:
Earnings from continuing
 operations                  $30,671     $10,700    $19,971
Discontinued operations,
 net of tax and minority
 interest(1)                  39,955      17,535     22,420
                         ------------------------ ----------
Net earnings                 $70,626     $28,235    $42,391
                         ======================== ==========

Earnings Before
 Depreciation,
 Amortization and
 Deferred Taxes
 (EBDT)(2)                  $107,550     $73,657    $33,893    46.0%
                         ======================== ==========

Reconciliation of Net
 Earnings to Earnings
 Before Depreciation,
 Amortization and
 Deferred Taxes
 (EBDT)(2):

  Net Earnings               $70,626     $28,235    $42,391

  Depreciation and
   amortization - Real
   Estate Groups(4)           57,938      54,202      3,736

  Amortization of
   mortgage procurement
   costs - Real Estate
   Groups(4)                   2,900       2,919        (19)

  Deferred income tax
   expense - Real Estate
   Groups(5)                  47,102      26,089     21,013

  Deferred income tax
   expense - Non-Real
   Estate Groups:(5)
    Gain on disposition
     of other
     investments                 294         (39)       333
    Provision for
     decline in real
     estate recorded on
     equity method                 -           -          -
    Provision for
     decline in real
     estate                        -        (587)       587

  Current income tax
   expense on non-
   operating
   earnings:(5)
    Gain on disposition
     of other
     investments                   -           -          -
    Gain on disposition
     included in
     discontinued
     operations               (3,369)       (811)    (2,558)
    Gain on disposition
     of equity method
     rental properties             -           -          -

 Straight-line rent
  adjustment(3)               (4,198)     (4,477)       279

 Preference payment              898           -        898

 Provision for decline
  in real estate, net of
  minority interest                -       1,748     (1,748)

 Provision for decline
  in real estate of
  equity method rental
  properties                       -           -          -

 Gain on disposition of
  equity method rental
  properties                       -           -          -

 Loss (gain) on
  disposition of other
  investments                      -         100       (100)

 Discontinued
  operations:(1)
   Gain on disposition
    of rental properties     (64,641)    (33,722)   (30,919)
   Minority interest -
    Gain on disposition            -           -          -

                         ------------------------ ----------

  Earnings Before
   Depreciation,
   Amortization and
   Deferred Taxes
   (EBDT)(2)                $107,550     $73,657    $33,893    46.0%
                         ======================== ==========

Diluted Earnings per
 Common Share:

Earnings (loss) from
 continuing operations         $0.29       $0.10      $0.19
Discontinued operations,
 net of tax and minority
 interest(1)                    0.37        0.17       0.20
                         ------------------------ ----------
Net earnings                   $0.66       $0.27      $0.39
                         ======================== ==========

Earnings Before
 Depreciation,
 Amortization and
 Deferred Taxes
 (EBDT)(2)                     $1.00       $0.72      $0.28    38.9%
                         ======================== ==========

Operating earnings, net
 of tax (a non-GAAP
 financial measure)            $0.33       $0.32      $0.01

Provision for decline in
 real estate, net of tax           -       (0.01)      0.01

Gain on disposition of
 rental properties and
 other investments, net
 of tax                         0.37        0.20       0.17

Minority interest              (0.04)      (0.24)      0.20

                         ------------------------ ----------
Net earnings                   $0.66       $0.27      $0.39
                         ======================== ==========

Diluted weighted average
 shares outstanding      107,074,472 102,924,564  4,149,908
                         ======================== ==========

            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
                 Year Ended January 31, 2007 and 2006
            (dollars in thousands, except per share data)

                                  Year Ended            Increase
                                 January 31,            (Decrease)
                          ------------------------- ------------------
                              2007        2006        Amount   Percent
                          ------------------------- ---------- -------
Operating Results:
Earnings from continuing
 operations                    $30,239     $64,512   $(34,273)
Discontinued operations,
 net of tax and minority
 interest(1)                   147,012      19,007    128,005
                          ------------------------- ----------
Net earnings                  $177,251     $83,519    $93,732
                          ========================= ==========

Earnings Before
 Depreciation,
 Amortization and Deferred
 Taxes (EBDT)(2)              $284,954    $270,496    $14,458     5.3%
                          ========================= ==========

Reconciliation of Net
 Earnings to Earnings
 Before Depreciation,
 Amortization and Deferred
 Taxes (EBDT)(2):

  Net Earnings                $177,251     $83,519    $93,732

  Depreciation and
   amortization - Real
   Estate Groups(4)            206,745     192,715     14,030

  Amortization of mortgage
   procurement costs -
   Real Estate Groups(4)        10,998      11,578       (580)

  Deferred income tax
   expense - Real Estate
   Groups(5)                   120,230      43,981     76,249

  Deferred income tax
   expense - Non-Real
   Estate Groups:(5)
    Gain on disposition of
     other investments             294         135        159
    Provision for decline
     in real estate
     recorded on equity
     method                          -           -          -
    Provision for decline
     in real estate                  -        (587)       587

  Current income tax
   expense on non-
   operating earnings:(5)
    Gain on disposition of
     other investments               -          60        (60)
    Gain on disposition
     included in
     discontinued
     operations                 13,829        (811)    14,640
    Gain on disposition of
     equity method rental
     properties                  2,657       8,147     (5,490)

 Straight-line rent
  adjustment(3)                 (8,757)    (10,660)     1,903

 Preference payment                898           -        898

 Provision for decline in
  real estate, net of
  minority interest              1,923       6,442     (4,519)

 Provision for decline in
  real estate of equity
  method rental properties         400         704       (304)

 Gain on disposition of
  equity method rental
  properties                    (7,662)    (21,023)    13,361

 Loss (gain) on
  disposition of other
  investments                        -        (506)       506

 Discontinued
  operations:(1)
   Gain on disposition of
    rental properties         (351,861)    (43,198)  (308,663)
   Minority interest -
    Gain on disposition        118,009           -    118,009

                          ------------------------- ----------

  Earnings Before
   Depreciation,
   Amortization and
   Deferred Taxes
   (EBDT)(2)                  $284,954    $270,496    $14,458     5.3%
                          ========================= ==========

Diluted Earnings per
 Common Share:

Earnings (loss) from
 continuing operations           $0.29       $0.63     $(0.34)
Discontinued operations,
 net of tax and minority
 interest(1)                      1.41        0.18       1.23
                          ------------------------- ----------
Net earnings                     $1.70       $0.81      $0.89
                          ========================= ==========

Earnings Before
 Depreciation,
 Amortization and Deferred
 Taxes (EBDT)(2)                 $2.73       $2.64      $0.09     3.4%
                          ========================= ==========

Operating earnings, net of
 tax (a non-GAAP financial
 measure)                        $0.45       $0.81     $(0.36)

Provision for decline in
 real estate, net of tax         (0.01)      (0.06)      0.05

Gain on disposition of
 rental properties and
 other investments, net of
 tax                              2.54        0.38       2.16

Minority interest                (1.28)      (0.32)     (0.96)

                          ------------------------- ----------
Net earnings                     $1.70       $0.81      $0.89
                          ========================= ==========

Diluted weighted average
 shares outstanding        104,454,898 102,603,932  1,850,966
                          ========================= ==========




            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
                 Year Ended January 31, 2007 and 2006
                        (dollars in thousands)

                                    Three Months
                                        Ended,          Increase
                                     January 31,        (Decrease)
                                  ------------------ ---------------
                                    2007     2006     Amount Percent
                                  ------------------ ---------------
Operating Earnings (a non-GAAP
 financial measure) and
 Reconciliation to Net Earnings:
Revenues from real estate
 operations
  Commercial Group                $242,641 $229,045  $13,596
  Residential Group                 66,352   53,297   13,055
  Land Development Group            51,386   30,628   20,758
  Corporate Activities                   -        -        -
                                  ------------------ --------
       Total Revenues              360,379  312,970   47,409   15.1%

Operating expenses                (225,465)(173,246) (52,219)
Interest expense, including early
 extinguishment of debt            (83,909) (69,954) (13,955)
Amortization of mortgage
 procurement costs(4)               (2,695)  (2,534)    (161)
Depreciation and amortization(4)   (52,793) (46,124)  (6,669)
Interest and other income           31,763    9,292   22,471
Equity in earnings of
 unconsolidated entities            32,731    9,172   23,559
Provision for decline in real
 estate of equity method rental
 properties                              -        -        -
Gain on disposition of equity
 method rental properties                -        -        -
Revenues and interest income from
 discontinued operations(1)          2,783   34,880  (32,097)
Expenses from discontinued
 operations(1)                      (2,549) (38,139)  35,590
                                  ------------------ --------

Operating earnings (loss) (a non-
 GAAP financial measure)            60,245   36,317   23,928
                                  ------------------ --------

Income tax expense(5)              (24,284)  (4,455) (19,829)
Income tax expense from
 discontinued operations(1)(5)     (25,165) (11,049) (14,116)
Income tax expense on non-
 operating earnings items (see
 below)                             24,978   12,316   12,662
                                  ------------------ --------

Operating earnings, net of tax (a
 non-GAAP financial measure)        35,774   33,129    2,645
                                  ------------------ --------

Provision for decline in real
 estate                                  -   (1,774)   1,774

Provision for decline in real
 estate of equity method rental
 properties                              -        -        -

Gain on disposition of equity
 method rental properties                -        -        -

Gain on disposition of other
 investments                             -     (100)     100

Gain on disposition of rental
 properties included in
 discontinued operations(1)         64,641   33,722   30,919

Income tax benefit (expense) on
 non-operating earnings:(5)
     Provision for decline in
      real estate                        -      676     (676)
     Provision for decline in
      real estate of equity
      method rental properties           -        -        -
     Gain on disposition of other
      investments                     (294)      39     (333)
     Gain on disposition of
      equity method rental
      properties                         -        -        -
     Gain on disposition of rental
      properties included in
      discontinued operations      (24,684) (13,031) (11,653)
                                  ------------------ --------
Income tax expense on non-
 operating earnings (see above)    (24,978) (12,316) (12,662)
                                  ------------------ --------

Minority interest in continuing
 operations                         (5,056) (22,547)  17,491

Minority interest in discontinued
 operations:(1)
     Operating earnings                245   (1,879)   2,124
     Gain on disposition of
      rental properties                  -        -        -
                                  ------------------ --------
                                       245   (1,879)   2,124
                                  ------------------ --------

Minority interest                   (4,811) (24,426)  19,615
                                  ------------------ --------

Net earnings                       $70,626  $28,235  $42,391
                                  ================== ========

            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
                 Year Ended January 31, 2007 and 2006
                        (dollars in thousands)

                                      Year Ended         Increase
                                     January 31,         (Decrease)
                                --------------------- ----------------
                                   2007      2006      Amount  Percent
                                --------------------- ----------------
Operating Earnings (a non-GAAP
 financial measure) and
 Reconciliation to Net Earnings:
Revenues from real estate
 operations
  Commercial Group                $811,315  $824,337  $(13,022)
  Residential Group                240,290   196,266    44,024
  Land Development Group           117,230   107,869     9,361
  Corporate Activities                   -         -         -
                                --------------------- ---------
       Total Revenues            1,168,835 1,128,472    40,363    3.6%

Operating expenses                (709,343) (644,765)  (64,578)
Interest expense, including
 early extinguishment of debt     (295,978) (264,834)  (31,144)
Amortization of mortgage
 procurement costs(4)              (10,903)   (9,979)     (924)
Depreciation and amortization(4)  (181,129) (164,397)  (16,732)
Interest and other income           61,737    27,773    33,964
Equity in earnings of
 unconsolidated entities            48,542    55,201    (6,659)
Provision for decline in real
 estate of equity method rental
 properties                            400       704      (304)
Gain on disposition of equity
 method rental properties           (7,662)  (21,023)   13,361
Revenues and interest income
 from discontinued operations(1) 66,823 134,575 (67,752) Expenses from discontinued
 operations(1)                     (60,731) (144,224)   83,493
                                --------------------- ---------

Operating earnings (loss) (a
 non-GAAP financial measure)        80,591    97,503   (16,912)
                                --------------------- ---------

Income tax expense(5)              (34,412)  (25,564)   (8,848)
Income tax expense from
 discontinued operations(1)(5)     (92,581)  (11,980)  (80,601)
Income tax expense on non-
 operating earnings items (see
 below)                             92,424    22,249    70,175
                                --------------------- ---------

Operating earnings, net of tax
 (a non-GAAP financial measure)     46,022    82,208   (36,186)
                                --------------------- ---------

Provision for decline in real
 estate                             (1,923)   (7,874)    5,951

Provision for decline in real
 estate of equity method rental
 properties                           (400)     (704)      304

Gain on disposition of equity
 method rental properties            7,662    21,023   (13,361)

Gain on disposition of other
 investments                             -       506      (506)

Gain on disposition of rental
 properties included in
 discontinued operations(1)        351,861    43,198   308,663

Income tax benefit (expense) on
 non-operating earnings:(5)
     Provision for decline in
      real estate                      743     2,490    (1,747)
     Provision for decline in
      real estate of equity
      method rental properties         155       272      (117)
     Gain on disposition of
      other investments               (294)     (195)      (99)
     Gain on disposition of
      equity method rental
      properties                    (2,962)   (8,123)    5,161
     Gain on disposition of
      rental properties included
      in discontinued operations   (90,066)  (16,693)  (73,373)
                                --------------------- ---------
Income tax expense on non-
 operating earnings (see above)    (92,424)  (22,249)  (70,175)
                                --------------------- ---------

Minority interest in continuing
 operations                        (15,187)  (30,027)   14,840

Minority interest in
 discontinued operations:(1)
     Operating earnings               (351)   (2,562)    2,211
     Gain on disposition of
      rental properties           (118,009)        -  (118,009)
                                --------------------- ---------
                                  (118,360)   (2,562) (115,798)
                                --------------------- ---------

Minority interest                 (133,547)  (32,589) (100,958)
                                --------------------- ---------

Net earnings                      $177,251   $83,519   $93,732
                                ===================== =========




            Forest City Enterprises, Inc. and Subsidiaries
                         Financial Highlights
                 Year Ended January 31, 2007 and 2006
                            (in thousands)

1) Pursuant to the definition of a component of an entity of SFAS No. 144, assuming no significant continuing involvement, all earnings of properties and a division which have been sold or held for sale are reported as discontinued operations.

2) The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results as defined by generally accepted accounting principles and may not be directly comparable to similarly-titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its operating results. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) noncash charges from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., for depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes; iv) provision for decline in real estate (net of tax); v) extraordinary items (net of tax); and vi) cumulative effect of change in accounting principle (net of tax). See our discussion of EBDT in the news release.

3) The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to the provision of SFAS No. 13, "Accounting for Leases." The straight-line rent adjustment is recorded as an increase or decrease to revenue from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

4) The following table provides detail of depreciation and amortization and amortization of mortgage procurement costs. The Company's Real Estate Groups are owned by Forest City Rental Properties Corporation, a wholly-owned subsidiary engaged in the ownership, development, acquisition and management of real estate projects, including apartment complexes, regional malls and retail centers, hotels, office buildings and mixed-use facilities, as well as large land development projects.

                             Depreciation and      Depreciation and
                                Amortization          Amortization
                           --------------------- ---------------------
                            Three Months Ended        Year Ended
                                January 31,           January 31,
                           --------------------- ---------------------
                              2007       2006       2007       2006
                           --------------------- ---------------------

 Full Consolidation            $52,793  $46,124    $181,129  $164,397
 Non-Real Estate Groups           (639)    (368)     (1,571)   (1,104)
                           --------------------- ---------------------
 Real Estate Groups Full
  Consolidation                 52,154   45,756     179,558   163,293
 Real Estate Groups related
  to minority interest          (3,097)  (2,233)    (13,811)  (15,341)
 Real Estate Groups Equity
  Method                         8,867    7,080      34,779    26,905
 Real Estate Groups
  Discontinued Operations           14    3,599       6,219    17,858
                           --------------------- ---------------------
 Real Estate Groups Pro-
  Rata Consolidation           $57,938  $54,202    $206,745  $192,715
                           ===================== =====================

                             Amortization of       Amortization of
                            Mortgage Procurement  Mortgage Procurement
                                   Costs                 Costs
                           -------------------------------------------
                            Three Months Ended        Year Ended
                                January 31,           January 31,
                           --------------------- ---------------------
                              2007       2006       2007       2006
                           --------------------- ---------------------

 Full Consolidation             $2,695   $2,534     $10,903    $9,979
 Non-Real Estate Groups            (97)     (83)       (333)     (369)
                           --------------------- ---------------------
 Real Estate Groups Full
  Consolidation                  2,598    2,451      10,570     9,610
 Real Estate Groups related
  to minority interest            (161)     (84)     (1,076)   (1,066)
 Real Estate Groups Equity
  Method                           452      338       1,312     1,244
 Real Estate Groups
  Discontinued Operations           11      214         192     1,790
                           --------------------- ---------------------
 Real Estate Groups Pro-
  Rata Consolidation            $2,900   $2,919     $10,998   $11,578
                           ===================== =====================


                            Three Months Ended        Year Ended
                                January 31,           January 31,
                           --------------------- ---------------------
                              2007       2006       2007       2006
                           --------------------- ---------------------
(5) The following table       (in thousands)        (in thousands)
 provides detail of Income
 Tax Expense (Benefit):

 (A) Operating earnings
       Current                  $1,119  $(3,057)   $(16,085)  $(4,207)
       Deferred                 23,165    8,227      48,433    24,215
                           --------------------- ---------------------
                                24,284    5,170      32,348    20,008
                           --------------------- ---------------------

 (B) Provision for decline
  in real estate
       Deferred                      -     (676)       (743)   (2,490)
       Deferred - Equity
        method investment            -        -        (155)     (272)
                           --------------------- ---------------------
                                     -     (676)       (898)   (2,762)
                           --------------------- ---------------------
 (C) Gain on disposition of
  other investments
       Current - Non-Real
        Estate Groups                -        -           -        60
       Deferred - Non-Real
        Estate Groups                -      (39)          -       135
                           --------------------- ---------------------
                                     -      (39)          -       195
                           --------------------- ---------------------
 (D) Gain on disposition of
  equity method rental
  properties
       Current                       -        -       2,657     8,147
       Deferred                      -        -         305       (24)
                           --------------------- ---------------------
                                     -        -       2,962     8,123
                           --------------------- ---------------------

     Subtotal (A) (B) (C)
      (D)
       Current                   1,119   (3,057)    (13,428)    4,000
       Deferred                 23,165    7,512      47,840    21,564
                           --------------------- ---------------------
       Income tax expense       24,284    4,455      34,412    25,564
                           --------------------- ---------------------

 (E) Discontinued
  operations - Rental
  Properties
       Operating earnings
       Current                      49   (1,663)      1,542    (6,149)
       Deferred                    138     (319)        679     1,436
                           --------------------- ---------------------
                                   187   (1,982)      2,221    (4,713)

       Gain on disposition
        of rental
        properties
       Current                  (3,369)    (811)     13,829      (811)
       Deferred                 28,053   13,842      76,237    17,504
                           --------------------- ---------------------
                                24,684   13,031      90,066    16,693
                           --------------------- ---------------------
                                24,871   11,049      92,287    11,980
                           --------------------- ---------------------

       Deferred gain on
        disposition of
        Lumber Group
       Current                       -        -           -         -
       Deferred                    294        -         294         -
                           --------------------- ---------------------
                                   294        -         294         -
                           --------------------- ---------------------
     Subtotal                   25,165   11,049      92,581    11,980
                           --------------------- ---------------------

     Grand
      Total(A)(B)(C)(D)(E)
        Current                 (2,201)  (5,531)      1,943    (2,960)
        Deferred                51,650   21,035     125,050    40,504
                           --------------------- ---------------------
                               $49,449  $15,504    $126,993   $37,544
                           --------------------- ---------------------

     Recap of Grand Total:
      Real Estate Groups
        Current                     98   (8,215)     15,802     5,356
        Deferred                47,102   26,089     120,230    43,981
                           --------------------- ---------------------
                                47,200   17,874     136,032    49,337
      Non-Real Estate
       Groups
        Current                 (2,299)   2,684     (13,859)   (8,316)
        Deferred                 4,548   (5,054)      4,820    (3,477)
                           --------------------- ---------------------
                                 2,249   (2,370)     (9,039)  (11,793)
                           --------------------- ---------------------
      Grand Total              $49,449  $15,504    $126,993   $37,544
                           ===================== =====================




Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
 (GAAP) (in thousands):

                          Three Months Ended January 31, 2007
                    --------------------------------------------------

                                         Plus
                                       Unconsol-
                                        idated      Plus
                       Full     Less    Invest-   Discon-   Pro-Rata
                     Consol-  Minority ments at    tinued   Consol-
                     idation  Interest Pro-Rata  Operations idation
                    --------------------------------------------------

Revenues from real
 estate operations  $360,379  $20,389  $145,274     $2,119 $487,383
Exclude straight-
 line rent
 adjustment(1)        (6,995)       -         -          -   (6,995)
                    --------------------------------------------------
Adjusted revenues    353,384   20,389   145,274      2,119  480,388

Operating expenses   225,465    7,515    94,094      1,400  313,444
Add back
 depreciation and
 amortization for
 non-Real Estate
 Groups(b)               639        -       (99)         -      540
Add back
 amortization of
 mortgage
 procurement costs
 for non-Real Estate
 Groups (d)               97        -       228          -      325
Exclude straight-
 line rent
 adjustment(2)        (2,797)       -         -          -   (2,797)
Exclude preference
 payment                (898)       -         -          -     (898)
                    --------------------------------------------------
Adjusted operating
 expenses            222,506    7,515    94,223      1,400  310,614

Add interest and
 other income         31,763       90     2,501        878   35,052
Add equity in
 earnings of
 unconsolidated
 entities             32,731        -   (29,123)         -    3,608
Add back equity
 method depreciation
 and amortization
 expense (see below)   9,319        -    (9,319)         -        -
                    --------------------------------------------------

Net Operating Income 204,691   12,964    15,110      1,597  208,434

Interest expense,
 including early
 extinguishment of
 debt                (83,909)  (4,650)  (15,110)    (1,093) (95,462)

Gain on disposition
 of rental
 properties and
 other investments         -        -         -     64,641   64,641

Provision for
 decline in real
 estate                    -        -         -          -        -

Depreciation and
 amortization - Real
 Estate Groups (a)   (52,154)  (3,097)   (8,867)       (14) (57,938)

Amortization of
 mortgage
 procurement costs -
 Real Estate
 Groups(c)            (2,598)    (161)     (452)       (11)  (2,900)

Straight-line rent
 adjustment (1)+(2)    4,198        -         -          -    4,198

Preference payment      (898)       -         -          -     (898)

Equity method
 depreciation and
 amortization
 expense (see above)  (9,319)       -     9,319          -        -
                    --------------------------------------------------

Earnings before
 income taxes         60,011    5,056         -     65,120  120,075

Income tax expense   (24,284)       -         -    (25,165) (49,449)
                    --------------------------------------------------

Earnings (loss)
 before minority
 interest and
 discontinued
 operations           35,727    5,056         -     39,955   70,626

Minority Interest     (5,056)  (5,056)        -          -        -
                    --------------------------------------------------
Earnings (loss) from
 continuing
 operations           30,671        -         -     39,955   70,626

Discontinued
 operations, net of
 tax and minority
 interest:
    Operating
     earnings (loss)
     from rental
     properties          292        -         -       (292)       -
    Gain on
     disposition of
     rental
     properties       39,663        -         -    (39,663)       -
                    --------------------------------------------------
                      39,955        -         -    (39,955)       -

                    --------------------------------------------------
Net earnings         $70,626       $-        $-         $-  $70,626
                    ==================================================


(a) Depreciation and
 amortization - Real
 Estate Groups       $52,154   $3,097    $8,867        $14  $57,938
(b) Depreciation and
 amortization - Non-
 Real Estate Groups      639        -       (99)         -      540
                    --------------------------------------------------
   Total
    depreciation and
    amortization     $52,793   $3,097    $8,768        $14  $58,478
                    ==================================================

(c) Amortization of
 mortgage
 procurement costs -
 Real Estate Groups   $2,598     $161      $452        $11   $2,900
(d) Amortization of
 mortgage
 procurement costs -
 Non-Real Estate
 Groups                   97        -       228          -      325
                    --------------------------------------------------
   Total
    amortization of
    mortgage
    procurement
    costs             $2,695     $161      $680        $11   $3,225
                    ==================================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the three months ended January 31, 2007, and the three months ended January 31, 2006, no equity method rental properties were sold.


Reconciliation of
 Net Operating Income (non-GAAP) to Net Earnings
 (GAAP) (in thousands):

                            Three Months Ended January 31, 2006
                    --------------------------------------------------

                                           Plus
                                         Unconsol-
                                          idated      Plus
                         Full     Less    Invest-   Discon-   Pro-Rata
                       Consol-  Minority ments at    tinued   Consol-
                       idation  Interest Pro-Rata  Operations idation
                    --------------------------------------------------

Revenues from real
 estate operations    $312,970  $44,017   $86,592    $25,372 $380,917
Exclude straight-
 line rent
 adjustment(1)          (6,334)       -         -        (69)  (6,403)
                    --------------------------------------------------
Adjusted revenues      306,636   44,017    86,592     25,303  374,514

Operating expenses     173,246   13,598    52,252     17,130  229,030
Add back
 depreciation and
 amortization for
 non-Real Estate
 Groups(b)                 368        -     3,228          -    3,596
Add back
 amortization of
 mortgage
 procurement costs
 for non-Real Estate
 Groups (d)                 83        -     1,582          -    1,665
Exclude straight-
 line rent
 adjustment(2)          (1,349)       -         -       (577)  (1,926)
Exclude preference
 payment                     -        -         -          -        -
                    --------------------------------------------------
Adjusted operating
 expenses              172,348   13,598    57,062     16,553  232,365

Add interest and
 other income            9,292      959       713        173    9,219
Add equity in
 earnings of
 unconsolidated
 entities                9,172        -    (8,957)         -      215
Add back equity
 method depreciation
 and amortization
 expense (see below)     7,418        -    (7,418)         -        -
                    --------------------------------------------------

Net Operating Income   160,170   31,378    13,868      8,923  151,583

Interest expense,
 including early
 extinguishment of
 debt                  (69,954)  (6,488)  (13,868)    (9,740) (87,074)

Gain on disposition
 of rental
 properties and
 other investments        (100)       -         -     33,722   33,622

Provision for
 decline in real
 estate                 (1,774)     (26)        -          -   (1,748)

Depreciation and
 amortization - Real
 Estate Groups (a)     (45,756)  (2,233)   (7,080)    (3,599) (54,202)

Amortization of
 mortgage
 procurement costs -
 Real Estate
 Groups(c)              (2,451)     (84)     (338)      (214)  (2,919)

Straight-line rent
 adjustment (1)+(2)      4,985        -         -       (508)   4,477

Preference payment           -        -         -          -        -

Equity method
 depreciation and
 amortization
 expense (see above)    (7,418)       -     7,418          -        -
                    --------------------------------------------------

Earnings before
 income taxes           37,702   22,547         -     28,584   43,739

Income tax expense      (4,455)       -         -    (11,049) (15,504)
                    --------------------------------------------------

Earnings (loss)
 before minority
 interest and
 discontinued
 operations             33,247   22,547         -     17,535   28,235

Minority Interest      (22,547) (22,547)        -          -        -
                    --------------------------------------------------
Earnings (loss) from
 continuing
 operations             10,700        -         -     17,535   28,235

Discontinued
 operations, net of
 tax and minority
 interest:
    Operating
     earnings (loss)
     from rental
     properties         (3,156)       -         -      3,156        -
    Gain on
     disposition of
     rental
     properties         20,691        -         -    (20,691)       -
                    --------------------------------------------------
                        17,535        -         -    (17,535)       -

                    --------------------------------------------------
Net earnings           $28,235       $-        $-         $-  $28,235
                    ==================================================


(a) Depreciation and
 amortization - Real
 Estate Groups         $45,756   $2,233    $7,080     $3,599  $54,202
(b) Depreciation and
 amortization - Non-
 Real Estate Groups        368        -     3,228          -    3,596
                    --------------------------------------------------
   Total
    depreciation and
    amortization       $46,124   $2,233   $10,308     $3,599  $57,798
                    ==================================================

(c) Amortization of
 mortgage
 procurement costs -
 Real Estate Groups     $2,451      $84      $338       $214   $2,919
(d) Amortization of
 mortgage
 procurement costs -
 Non-Real Estate
 Groups                     83        -     1,582          -    1,665
                    --------------------------------------------------
   Total
    amortization of
    mortgage
    procurement
    costs               $2,534      $84    $1,920       $214   $4,584
                    ==================================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the three months ended January 31, 2007, and the three months ended January 31, 2006, no equity method rental properties were sold.




Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
 (GAAP) (in thousands):

                             Year Ended January 31, 2007
                 -----------------------------------------------------

                                        Plus
                                      Unconsol-
                                       idated      Plus
                     Full      Less    Invest-   Discon-    Pro-Rata
                   Consol-   Minority ments at    tinued    Consol-
                   idation   Interest Pro-Rata  Operations  idation
                 -----------------------------------------------------

Revenues from
 real estate
 operations      $1,168,835  $98,001  $355,457    $58,198 $1,484,489
Exclude straight-
 line rent
 adjustment(1)      (15,950)       -         -        (44)   (15,994)
                 -----------------------------------------------------
Adjusted revenues 1,152,885   98,001   355,457     58,154  1,468,495

Operating
 expenses           709,343   46,132   234,796     37,497    935,504
Add back
 depreciation and
 amortization for
 non-Real Estate
 Groups(b)            1,571        -     7,174          -      8,745
Add back
 amortization of
 mortgage
 procurement
 costs for non-
 Real Estate
 Groups(d)              333        1       819          -      1,151
Exclude straight-
 line rent
 adjustment(2)       (6,299)       -         -       (938)    (7,237)
Exclude
 preference
 payment               (898)       -         -          -       (898)
                 -----------------------------------------------------
Adjusted
 operating
 expenses           704,050   46,133   242,789     36,559    937,265

Add interest and
 other income        61,737    2,763     3,301      1,504     63,779
Add equity in
 earnings of
 unconsolidated
 entities            48,542        -   (31,278)         -     17,264
Remove gain on
 disposition of
 equity method
 rental
 properties          (7,662)       -     7,662          -          -
Add back
 provision for
 decline recorded
 on equity method       400        -      (400)         -          -
Add back equity
 method
 depreciation and
 amortization
 expense (see
 below)              36,091        -   (36,091)         -          -
                 -----------------------------------------------------

Net Operating
 Income             587,943   54,631    55,862     23,099    612,273

Interest expense,
 including early
 extinguishment
 of debt           (295,978) (24,557)  (55,862)   (10,053)  (337,336)

Gain on
 disposition of
 equity method
 rental
 properties(e)        7,662        -         -          -      7,662

Gain on
 disposition of
 rental
 properties and
 other
 investments              -        -         -    233,852    233,852

Provision for
 decline in real
 estate              (1,923)       -         -          -     (1,923)

Provision for
 decline in real
 estate of equity
 method rental
 properties            (400)       -         -          -       (400)

Depreciation and
 amortization -
 Real Estate
 Groups(a)         (179,558) (13,811)  (34,779)    (6,219)  (206,745)

Amortization of
 mortgage
 procurement
 costs - Real
 Estate Groups(c)   (10,570)  (1,076)   (1,312)      (192)   (10,998)

Straight-line
 rent adjustment
 (1)+(2)              9,651        -         -       (894)     8,757

Preference
 payment               (898)       -         -          -       (898)

Equity method
 depreciation and
 amortization
 expense (see
 above)             (36,091)       -    36,091          -          -
                 -----------------------------------------------------

Earnings before
 income taxes        79,838   15,187         -    239,593    304,244

Income tax
 expense            (34,412)       -         -    (92,581)  (126,993)
                 -----------------------------------------------------

Earnings before
 minority
 interest and
 discontinued
 operations          45,426   15,187         -    147,012    177,251

Minority Interest   (15,187) (15,187)        -          -          -
                 -----------------------------------------------------
Earnings from
 continuing
 operations          30,239        -         -    147,012    177,251

Discontinued
 operations, net
 of tax and
 minority
 interest:
   Operating
    earnings
    (loss) from
    rental
    properties        3,520        -         -     (3,520)         -
   Gain on
    disposition
    of rental
    properties      143,492        -         -   (143,492)         -
                 -----------------------------------------------------
                    147,012        -         -   (147,012)         -

                 -----------------------------------------------------
Net earnings       $177,251       $-        $-         $-   $177,251
                 =====================================================


(a) Depreciation
 and amortization
 - Real Estate
 Groups            $179,558  $13,811   $34,779     $6,219   $206,745
(b) Depreciation
 and amortization
 - Non-Real
 Estate Groups        1,571        -     7,174          -      8,745
                 -----------------------------------------------------
 Total
  depreciation
  and
  amortization     $181,129  $13,811   $41,953     $6,219   $215,490
                 =====================================================

(c) Amortization
 of mortgage
 procurement
 costs - Real
 Estate Groups      $10,570   $1,076    $1,312       $192    $10,998
(d) Amortization
 of mortgage
 procurement
 costs - Non-Real
 Estate Groups          333        1       819          -      1,151
                 -----------------------------------------------------
 Total
  amortization of
  mortgage
  procurement
  costs             $10,903   $1,077    $2,131       $192    $12,149
                 =====================================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the year ended January 31, 2007, one equity method property was sold, Midtown Plaza, resulting in a pre-tax gain on disposition of $7,662. For the year ended January 31, 2006, three equity method investments were sold, including Flower Park Plaza, Showcase and Colony Place, resulting in a pre-tax gain on disposition of $21,023.

Reconciliation of Net Operating Income (non-GAAP) to Net Earnings
 (GAAP) (in thousands):

                              Year Ended January 31, 2006
                 -----------------------------------------------------

                                         Plus
                                       Unconsol-
                                        idated      Plus
                      Full      Less    Invest-   Discon-    Pro-Rata
                    Consol-   Minority ments at    tinued    Consol-
                    idation   Interest Pro-Rata  Operations  idation
                 -----------------------------------------------------

Revenues from
 real estate
 operations       $1,128,472 $129,043  $318,282   $115,392 $1,433,103
Exclude straight-
 line rent
 adjustment(1)       (18,229)       -         -       (163)   (18,392)
                 -----------------------------------------------------
Adjusted revenues  1,110,243  129,043   318,282    115,229  1,414,711

Operating
 expenses            644,765   55,114   194,900     78,436    862,987
Add back
 depreciation and
 amortization for
 non-Real Estate
 Groups(b)             1,104        -    13,086          -     14,190
Add back
 amortization of
 mortgage
 procurement
 costs for non-
 Real Estate
 Groups(d)               369        -     2,035          -      2,404
Exclude straight-
 line rent
 adjustment(2)        (5,394)       -         -     (2,338)    (7,732)
Exclude
 preference
 payment                   -        -         -          -          -
                 -----------------------------------------------------
Adjusted
 operating
 expenses            640,844   55,114   210,021     76,098    871,849

Add interest and
 other income         27,773    2,604     1,218        543     26,930
Add equity in
 earnings of
 unconsolidated
 entities             55,201        -   (49,060)         -      6,141
Remove gain on
 disposition of
 equity method
 rental
 properties          (21,023)       -    21,023          -          -
Add back
 provision for
 decline recorded
 on equity method        704        -      (704)         -          -
Add back equity
 method
 depreciation and
 amortization
 expense (see
 below)               28,149        -   (28,149)         -          -
                 -----------------------------------------------------

Net Operating
 Income              560,203   76,533    52,589     39,674    575,933

Interest expense,
 including early
 extinguishment
 of debt            (264,834) (28,667)  (52,589)   (30,062)  (318,818)

Gain on
 disposition of
 equity method
 rental
 properties(e)        21,023        -         -          -     21,023

Gain on
 disposition of
 rental
 properties and
 other
 investments             506        -         -     43,198     43,704

Provision for
 decline in real
 estate               (7,874)  (1,432)        -          -     (6,442)

Provision for
 decline in real
 estate of equity
 method rental
 properties             (704)       -         -          -       (704)

Depreciation and
 amortization -
 Real Estate
 Groups(a)          (163,293) (15,341)  (26,905)   (17,858)  (192,715)

Amortization of
 mortgage
 procurement
 costs - Real
 Estate Groups(c)     (9,610)  (1,066)   (1,244)    (1,790)   (11,578)

Straight-line
 rent adjustment
 (1)+(2)              12,835        -         -     (2,175)    10,660

Preference
 payment                   -        -         -          -          -

Equity method
 depreciation and
 amortization
 expense (see
 above)              (28,149)       -    28,149          -          -
                 -----------------------------------------------------

Earnings before
 income taxes        120,103   30,027         -     30,987    121,063

Income tax
 expense             (25,564)       -         -    (11,980)   (37,544)
                 -----------------------------------------------------

Earnings before
 minority
 interest and
 discontinued
 operations           94,539   30,027         -     19,007     83,519

Minority Interest    (30,027) (30,027)        -          -          -
                 -----------------------------------------------------
Earnings from
 continuing
 operations           64,512        -         -     19,007     83,519

Discontinued
 operations, net
 of tax and
 minority
 interest:
   Operating
    earnings
    (loss) from
    rental
    properties        (7,498)       -         -      7,498          -
   Gain on
    disposition
    of rental
    properties        26,505        -         -    (26,505)         -
                 -----------------------------------------------------
                      19,007        -         -    (19,007)         -

                 -----------------------------------------------------
Net earnings         $83,519       $-        $-         $-    $83,519
                 =====================================================


(a) Depreciation
 and amortization
 - Real Estate
 Groups             $163,293  $15,341   $26,905    $17,858   $192,715
(b) Depreciation
 and amortization
 - Non-Real
 Estate Groups         1,104        -    13,086          -     14,190
                 -----------------------------------------------------
 Total
  depreciation
  and
  amortization      $164,397  $15,341   $39,991    $17,858   $206,905
                 =====================================================

(c) Amortization
 of mortgage
 procurement
 costs - Real
 Estate Groups        $9,610   $1,066    $1,244     $1,790    $11,578
(d) Amortization
 of mortgage
 procurement
 costs - Non-Real
 Estate Groups           369        -     2,035          -      2,404
                 -----------------------------------------------------
 Total
  amortization of
  mortgage
  procurement
  costs               $9,979   $1,066    $3,279     $1,790    $13,982
                 =====================================================

(e) Properties accounted for on the equity method do not meet the definition of a component of an entity under SFAS No. 144 and therefore are reported in continuing operations when sold. For the year ended January 31, 2007, one equity method property was sold, Midtown Plaza, resulting in a pre-tax gain on disposition of $7,662. For the year ended January 31, 2006, three equity method investments were sold, including Flower Park Plaza, Showcase and Colony Place, resulting in a pre-tax gain on disposition of $21,023.





                       Net Operating Income (dollars in thousands)
                    --------------------------------------------------
                           Three Months Ended January 31, 2007
                    --------------------------------------------------
                                          Plus
                                       Unconsol-    Plus
                      Full     Less      idated    Discont- Pro-Rata
                     Consol- Minority Investments   inued    Consol-
                     idation Interest at Pro-Rata Operations idation

                    --------------------------------------------------

Commercial Group

  Retail

    Comparable       $52,403   $5,684        $806        $-  $47,525
    ------------------------------------------------------------------
    Total             63,517    2,933       4,273       186   65,043

  Office Buildings

    Comparable        43,612    4,868       1,334         -   40,078
    ------------------------------------------------------------------
    Total             43,651    2,348       1,261         -   42,564

  Hotels

    Comparable         3,418        -         491         -    3,909
    ------------------------------------------------------------------
    Total              3,418        -         491      (405)   3,504

    Earnings from
     Commercial
     Land Sales       18,989    1,556         395         -   17,828

    Development
     Fees                160       64           -         -       96

    Other             (9,584)   2,579          42         -  (12,121)
    ------------------------------------------------------------------

Total Commercial
 Group

    Comparable        99,433   10,552       2,631         -   91,512
    ------------------------------------------------------------------
    Total            120,151    9,480       6,462      (219) 116,914

Residential Group

  Apartments

    Comparable        23,178      620       6,256         -   28,814
    ------------------------------------------------------------------
    Total             43,241    1,215       8,373     1,816   52,215

  Military Housing

    Comparable             -        -           -         -        -
    ------------------------------------------------------------------
    Total              5,577        -         144         -    5,721

Total Real Estate
 Groups

    Comparable       122,611   11,172       8,887         -  120,326
    ------------------------------------------------------------------
    Total            168,969   10,695      14,979     1,597  174,850

Land Development
 Group                46,777    2,269         130         -   44,638

The Nets                (619)       -           1         -     (618)

Corporate
 Activities          (10,436)       -           -         -  (10,436)

----------------------------------------------------------------------
Grand Total         $204,691  $12,964     $15,110    $1,597 $208,434

----------------------------------------------------------------------


                   ---------------------------------------------------
                           Three Months Ended January 31, 2006
                   ---------------------------------------------------
                                          Plus
                                       Unconsol-     Plus
                      Full     Less      idated    Discont- Pro-Rata
                     Consol- Minority Investments   inued    Consol-
                     idation Interest at Pro-Rata Operations idation

                   --------------------------------------------------

Commercial Group

  Retail

    Comparable       $48,307   $5,556      $2,943        $-  $45,694
    -----------------------------------------------------------------
    Total             52,036    5,730       3,007       925   50,238

  Office Buildings

    Comparable        43,319    5,366       1,201         -   39,154
    -----------------------------------------------------------------
    Total             43,251    5,095       1,061         -   39,217

  Hotels

    Comparable         2,105        -         467         -    2,572
    -----------------------------------------------------------------
    Total              2,105        -         467     5,286    7,858

    Earnings from
     Commercial
     Land Sales       30,241   16,285           -         -   13,956

    Development
     Fees              2,897    1,159           -         -    1,738

    Other             (5,559)    (459)       (321)        -   (5,421)
    -----------------------------------------------------------------

Total Commercial
 Group

    Comparable        93,731   10,922       4,611         -   87,420
    -----------------------------------------------------------------
    Total            124,971   27,810       4,214     6,211  107,586

Residential Group

  Apartments

    Comparable        21,389      584       6,726         -   27,531
    -----------------------------------------------------------------
    Total             18,454    1,440       8,454     2,712   28,180

  Military Housing

    Comparable             -        -           -         -        -
    -----------------------------------------------------------------
    Total              2,567        -          38         -    2,605

Total Real Estate
 Groups

    Comparable       115,120   11,506      11,337         -  114,951
    -----------------------------------------------------------------
    Total            145,992   29,250      12,706     8,923  138,371

Land Development
 Group                32,184    2,128         162         -   30,218

The Nets              (7,537)       -       1,000         -   (6,537)

Corporate
 Activities          (10,469)       -           -         -  (10,469)

---------------------------------------------------------------------
Grand Total         $160,170  $31,378     $13,868    $8,923 $151,583

---------------------------------------------------------------------


                                          ----------------------------
                                                   % Change
                                          ----------------------------
                                              Full        Pro-Rata
                                           Consolidation Consolidation

                                          ----------------------------

Commercial Group

  Retail

    Comparable                                      8.5%          4.0%
    --------------------------------------
    Total

  Office Buildings

    Comparable                                      0.7%          2.4%
    --------------------------------------
    Total

  Hotels

    Comparable                                     62.4%         52.0%
    --------------------------------------
    Total

    Earnings from Commercial
     Land Sales

    Development Fees

    Other
    --------------------------------------

Total Commercial Group

    Comparable                                      6.1%          4.7%
    --------------------------------------
    Total

Residential Group

  Apartments

    Comparable                                      8.4%          4.7%
    --------------------------------------
    Total

  Military Housing

    Comparable
    --------------------------------------
    Total

Total Real Estate Groups

    Comparable                                      6.5%          4.7%
    --------------------------------------
    Total

Land Development Group

The Nets

Corporate Activities

------------------------------------------
Grand Total

------------------------------------------




                    Net Operating Income (dollars in thousands)
               -------------------------------------------------------
                        Twelve Months Ended January 31, 2007
               -------------------------------------------------------
                                   Plus
                                 Unconsol-
                                  idated
                 Full     Less    Invest- Plus Discont-   Pro-Rata
                Consol- Minority ments at     inued       Consol-
                idation Interest Pro-Rata  Operations     idation

               -------------------------------------------------------

Commercial
 Group

  Retail

   Comparable  $189,225  $20,745   $8,452           $-      $176,932
   -------------------------------------------------------------------
   Total        213,220   16,926   13,091        1,994       211,379

  Office
   Buildings

   Comparable   176,097   21,073    4,594            -       159,618
   -------------------------------------------------------------------
   Total        174,880   18,764    4,365            -       160,481

  Hotels

   Comparable    14,421        -    1,947            -        16,368
   -------------------------------------------------------------------
   Total         14,421        -    1,947       10,715        27,083

   Earnings
    from
    Commercial
    Land Sales   37,143    2,684      641            -        35,100

   Development
    Fees            879      352        -            -           527

   Other        (28,997)   6,768      145            -       (35,620)
   -------------------------------------------------------------------

Total
 Commercial
 Group

   Comparable   379,743   41,818   14,993            -       352,918
   -------------------------------------------------------------------
   Total        411,546   45,494   20,189       12,709       398,950

Residential
 Group

  Apartments

   Comparable    91,990    2,501   25,411            -       114,900
   -------------------------------------------------------------------
   Total        121,188    4,082   31,766       10,390       159,262

  Military
   Housing

   Comparable         -        -        -            -             -
   -------------------------------------------------------------------
   Total         12,052        -      305            -        12,357

Total Real
 Estate Groups

   Comparable   471,733   44,319   40,404            -       467,818
   -------------------------------------------------------------------
   Total        544,786   49,576   52,260       23,099       570,569

Land
 Development
 Group           99,056    5,055      790            -        94,791

The Nets        (14,703)       -    2,812            -       (11,891)

Corporate
 Activities     (41,196)       -        -            -       (41,196)

----------------------------------------------------------------------
Grand Total    $587,943  $54,631  $55,862      $23,099      $612,273

----------------------------------------------------------------------


                     -------------------------------------------------
                            Twelve Months Ended January 31, 2006
                     -------------------------------------------------
                                           Plus
                                         Unconsol-
                                          idated    Plus
                         Full     Less    Invest-  Discont- Pro-Rata
                        Consol- Minority ments at   inued    Consol-
                        idation Interest Pro-Rata Operations idation

                     ------------------------------------------------

Commercial Group

  Retail

   Comparable          $177,580  $20,545  $11,590        $- $168,625
   ------------------------------------------------------------------
   Total                186,787   18,437   11,950     2,647  182,947

  Office Buildings

   Comparable           172,071   20,811    4,413         -  155,673
   ------------------------------------------------------------------
   Total                173,319   21,694    4,025         -  155,650

  Hotels

   Comparable            11,819        -    1,899         -   13,718
   ------------------------------------------------------------------
   Total                 11,819        -    1,899    21,766   35,484

   Earnings from
    Commercial
    Land Sales           67,990   18,390        -         -   49,600

   Development Fees      10,614    4,247        -         -    6,367

   Other                (17,466)   3,011     (214)        -  (20,691)
   ------------------------------------------------------------------

Total Commercial Group

   Comparable           361,470   41,356   17,902         -  338,016
   ------------------------------------------------------------------
   Total                433,063   65,779   17,660    24,413  409,357

Residential Group

  Apartments

   Comparable            84,837    2,286   25,335         -  107,886
   ------------------------------------------------------------------
   Total                 81,101    5,050   30,552    15,261  121,864

  Military Housing

   Comparable                 -        -        -         -        -
   ------------------------------------------------------------------
   Total                  4,763        -    1,032         -    5,795

Total Real Estate
 Groups

   Comparable           446,307   43,642   43,237         -  445,902
   ------------------------------------------------------------------
   Total                518,927   70,829   49,244    39,674  537,016

Land Development Group  102,002    5,704      353         -   96,651

The Nets                (24,534)       -    2,992         -  (21,542)

Corporate Activities    (36,192)       -        -         -  (36,192)

---------------------------------------------------------------------
Grand Total            $560,203  $76,533  $52,589   $39,674 $575,933

---------------------------------------------------------------------


                                       -------------------------------
                                                   % Change
                                       -------------------------------
                                             Full         Pro-Rata
                                          Consolidation  Consolidation

                                       -------------------------------

Commercial Group

  Retail

   Comparable                                      6.6%           4.9%
   -------------------------------------
   Total

  Office Buildings

   Comparable                                      2.3%           2.5%
   -------------------------------------
   Total

  Hotels

   Comparable                                     22.0%          19.3%
   -------------------------------------
   Total

   Earnings from Commercial
    Land Sales

   Development Fees

   Other
   -------------------------------------

Total Commercial Group

   Comparable                                      5.1%           4.4%
   -------------------------------------
   Total

Residential Group

  Apartments

   Comparable                                      8.4%           6.5%
   -------------------------------------
   Total

  Military Housing

   Comparable
   -------------------------------------
   Total

Total Real Estate Groups

   Comparable                                      5.7%           4.9%
   -------------------------------------
   Total

Land Development Group

The Nets

Corporate Activities

----------------------------------------
Grand Total

----------------------------------------




Development Pipeline

----------------------------------------------------------------------
January 31, 2007
2006 Openings and Acquisitions (14)
                                                         FCE    Pro-
                                         Dev            Legal   Rata
                                         (D)   Date   Ownership FCE%
                                         Acq  Opened/   % (i)   (i)
            Property/Location            (A) Acquired    (1)    (2)

Retail Centers:
Northfield at Stapleton/ Denver, CO          Q4-05/Q1-
                                          D   06/
                                               Q3-06      95.0% 97.9%
Metreon(c)/ San Francisco, CA            A/D   Q1-06      50.0% 50.0%
San Francisco Centre(c)/ San Francisco,
 CA                                      A/D   Q3-06      50.0% 50.0%

Office:
Resurrection Health Care/Skokie, IL       A    Q1-06     100.0%100.0%
Advent Solar(c)/ Albuquerque, NM          D    Q3-06      47.5% 47.5%
Bulletin Building(c)/ San Francisco, CA A/D Q3-06 50.0% 50.0% Stapleton Medical Office Building/
 Denver, CO                               D    Q3-06      90.0% 90.0%
Illinois Science and Technology Park -
 Building A/ Skokie, IL                  A/D   Q4-06     100.0%100.0%
Illinois Science and Technology Park -
 Building P/ Skokie, IL                  A/D   Q4-06     100.0%100.0%
Edgeworth Building/ Richmond, VA          D    Q4-06     100.0%100.0%


Residential:
Sky55/ Chicago, IL                        D    Q1-06     100.0%100.0%
1251 S. Michigan/ Chicago, IL             D    Q1-06     100.0%100.0%
Cutters Ridge at Tobacco Row/ Richmond,
 VA                                       D    Q4-06     100.0%100.0%


Condominiums:
1100 Wilshire(c)/ Los Angeles, CA         D    Q4-06      40.0% 40.0%


Total Openings (d)
LESS: Above properties to be sold as
 condominiums
Total Openings less Condominiums

----------------------------------------------------------------------
Residential Phased-In Units (c) (e):
Arbor Glenn/ Twinsburg, OH                D   2004-07     50.0% 50.0%
Woodgate/Evergreen Farms/ Olmsted
 Township, OH                             D   2004-06     33.0% 33.0%
Pine Ridge Expansion/ Willoughby Hills,
 OH                                       D   2005-07     50.0% 50.0%
Cobblestone Court/ Painesville, OH        D   2006-08     50.0% 50.0%
Total (f)

----------------------------------------------------------------------
See Attached Footnotes

Development Pipeline

-------------------------------------------------------------------
January 31, 2007
2006 Openings and Acquisitions (14)
                                        Cost
                                          at
                                         FCE
                                        Pro-
                     Cost at             Rata
                      Full              Share
                     Consol-    Total   (Non-
                     idation    Cost    GAAP)  Sq. ft./    Gross
                     (GAAP)    at 100%   (b)    No. of    Leasable
Property/Location      (a)       (3)   (2)X(3)  Units       Area
                          (in millions)
                  ----------------------------
Retail Centers:
Northfield at
 Stapleton/
 Denver, CO
                       $182.5   $182.5 $178.5 1,170,000    560,000 (g)
Metreon(c)/ San
 Francisco, CA            0.0     40.0   20.0   290,000    290,000
San Francisco
 Centre(c)/ San
 Francisco, CA            0.0    598.0  299.0 1,462,000    812,000 (h)
                  -------------------------------------- ----------
                       $182.5   $820.5 $497.5 2,922,000  1,662,000
                  ----------------------------========== ==========
Office:
Resurrection
 Health
 Care/Skokie, IL         $5.1     $5.1   $5.1    40,000
Advent Solar(c)/
 Albuquerque, NM          0.0     10.7    5.1    88,000
Bulletin
 Building(c)/ San
 Francisco, CA            0.0     28.0   14.0    87,000
Stapleton Medical
 Office Building/
 Denver, CO              10.3     10.3    9.3    45,000
Illinois Science
 and Technology
 Park - Building
 A/ Skokie, IL           31.1     31.1   31.1   225,000
Illinois Science
 and Technology
 Park - Building
 P/ Skokie, IL           23.3     23.3   23.3   127,000
Edgeworth
 Building/
 Richmond, VA            35.2     35.2   35.2   142,000
                  --------------------------------------
                       $105.0   $143.7 $123.1   754,000
                  ----------------------------==========

Residential:
Sky55/ Chicago, IL     $109.5   $109.5 $109.5       411
1251 S. Michigan/
 Chicago, IL             16.0     16.0   16.0        91
Cutters Ridge at
 Tobacco Row/
 Richmond, VA             4.8      4.8    4.8        12
                  --------------------------------------
                       $130.3   $130.3 $130.3       514
                  ----------------------------==========

                                                         Units Sold
Condominiums:                                            at 1/31/07
                                                         ----------
1100 Wilshire(c)/
 Los Angeles, CA         $0.0   $132.0  $52.8       228        139
                  ----------------------------==========


                  ----------------------------
Total Openings (d)     $417.8 $1,226.5 $803.7
                  ============================
LESS: Above
 properties to be
 sold as
 condominiums            $0.0   $132.0  $52.8
                  ----------------------------
Total Openings
 less Condominiums     $417.8 $1,094.5 $750.9
                  ============================

--------------------------------------------------------
Residential
 Phased-In Units                              Opened in
 (c) (e):                                     '06/Total
                                              ----------
Arbor Glenn/
 Twinsburg, OH           $0.0    $18.4   $9.2    48/288
Woodgate/Evergreen
 Farms/ Olmsted
 Township, OH             0.0     22.0    7.3   144/348
Pine Ridge
 Expansion/
 Willoughby Hills,
 OH                       0.0     16.4    8.2    53/162
Cobblestone Court/
 Painesville, OH          0.0     24.6   12.3   112/304
                  --------------------------------------
Total (f)                $0.0    $81.4  $37.0 357/1,102
                  ======================================

--------------------------------------------------------
See Attached Footnotes




Development Pipeline
----------------------------------------------------------------------

January 31, 2007
Under Construction or to be Acquired (18)

                                                        FCE
                                      Dev              Legal   Pro-
                                      (D)            Ownership  Rata
              Property/               Acq Anticipated    %     FCE%
               Location               (A)   Opening   (i)(1)  (i)(2)

Retail Centers:
Promenade Bolingbrook/ Bolingbrook, IL D Q1-07 100.0% 100.0% Rancho Cucamonga Leggio/ Rancho
 Cucamonga, CA                         D     Q2-07       80.0%  80.0%
Orchard Town Center/ Westminster, CO   D      2008      100.0% 100.0%
Shops at Wiregrass (c)/ Tampa, FL      D     Q3-08       50.0%  66.7%
East River Plaza (c)/ Manhattan, NY    D     Q3-08       35.0%  50.0%

Office:
New York Times/ Manhattan, NY          D     Q3-07       70.0%  79.5%
Illinois Science and Technology Park -
 Building Q/ Skokie, IL               A/D    Q3-07      100.0% 100.0%
Johns Hopkins - 855 North Wolfe
 Street/ East Baltimore, MD            D     Q1-08       76.6%  76.6%


Residential:
Sterling Glen of Roslyn(o)/ Roslyn, NY D     Q2-07       40.0% 100.0%
Stapleton Town Center - Botanica Phase
 II/ Denver, CO                        D     Q3-07       90.0%  90.0%
Uptown Apartments (c)/ Oakland, CA     D     Q2-08       50.0%  50.0%
Ohana Military Communities, Hawaii
 Increment I(c)(e)/ Honolulu, HI       D   2005-2008     10.0%  10.0%
Dallas Mercantile/ Dallas, TX          D  Q1-08/Q3-08   100.0% 100.0%
Lucky Strike/ Richmond, VA             D     Q1-08      100.0% 100.0%
Military Housing - Navy Midwest(c)/
 Chicago, IL                           D     Q1-09       25.0%  25.0%
Military Housing - Marines, Hawaii
 Increment II(c)/ Honolulu, HI         D   2007-2010     10.0%  10.0%
Military Housing - Navy, Hawaii
 Increment III (c)/ Honolulu, HI       D   2007-2010     10.0%  10.0%


Condominiums:
Mercury (c)/ Los Angeles, CA           D     Q3-07       50.0%  50.0%


Total Under Construction (j)
LESS: Above properties to be sold as
 condominiums
Under Construction less Condominiums



----------------------------------------------------------------------
Residential Phased-In Units(c)(e):
Arbor Glenn/ Twinsburg, OH             D     2004-07     50.0%  50.0%
Pine Ridge Expansion/ Willoughby
 Hills, OH                             D     2005-07     50.0%  50.0%
Cobblestone Court/ Painesville, OH     D     2006-08     50.0%  50.0%
Sutton Landing/ Brimfield, OH          D     2007-08     50.0%  50.0%
Stratford Crossing/ Wadsworth, OH      D     2007-09     50.0%  50.0%
Total (k)

----------------------------------------------------------------------
See Attached Footnotes

Development Pipeline
----------------------------------------------------------------------

January 31, 2007
Under Construction or to be Acquired (18)
                                 Cost at
                                   FCE
               Cost at          Pro-Rata
                Full              Share
               Consol-   Total    (Non-
               idation   Cost     GAAP)   Sq. ft./   Gross       Pre-
  Property/    (GAAP)   at 100%    (b)     No. of   Leasable    Leased
  Location       (a)      (3)    (2)X(3)   Units      Area         %
                     (in millions)
             ----------------------------
Retail
 Centers:
Promenade
 Bolingbrook/
 Bolingbrook,
 IL             $135.0   $135.0   $135.0   736,000   409,000 (l)   72%
Rancho
 Cucamonga
 Leggio/
 Rancho
 Cucamonga,
 CA               41.2     41.2     33.0   180,000   180,000      100%
Orchard Town
 Center/
 Westminster,
 CO              143.0    143.0    143.0   971,000   557,000 (m)   28%
Shops at
 Wiregrass
 (c)/ Tampa,
 FL                0.0    123.7     82.5   530,000   380,000       50%
East River
 Plaza (c)/
 Manhattan,
 NY                0.0    347.0    173.5   514,000   514,000       64%
             ------------------------------------------------
                $319.2   $789.9   $567.0 2,931,000 2,040,000
             ----------------------------====================
Office:
New York
 Times/
 Manhattan,
 NY             $517.5   $517.5   $411.4   736,000 (n)             80%
Illinois
 Science and
 Technology
 Park -
 Building Q/
 Skokie, IL       46.4     46.4     46.4   160,000                 16%
Johns Hopkins
 - 855 North
 Wolfe
 Street/ East
 Baltimore,
 MD              102.2    102.2     78.3   278,000                 36%
             --------------------------------------
                $666.1   $666.1   $536.1 1,174,000
             ----------------------------==========

Residential:
Sterling Glen
 of
 Roslyn(o)/
 Roslyn, NY      $79.7    $79.7    $79.7       158
Stapleton
 Town Center
 - Botanica
 Phase II/
 Denver, CO       26.3     26.3     23.7       154
Uptown
 Apartments
 (c)/
 Oakland, CA       0.0    200.3    100.2       665
Ohana
 Military
 Communities,
 Hawaii
 Increment
 I(c)(e)/
 Honolulu, HI      0.0    316.5     31.7     1,952
Dallas
 Mercantile/
 Dallas, TX      132.6    132.6    132.6       366 (p)
Lucky Strike/
 Richmond, VA     37.8     37.8     37.8       131
Military
 Housing -
 Navy
 Midwest(c)/
 Chicago, IL       0.0    264.9     66.2     1,658
Military
 Housing -
 Marines,
 Hawaii
 Increment
 II(c)/
 Honolulu, HI      0.0    294.7     29.5     1,175
Military
 Housing -
 Navy, Hawaii
 Increment
 III (c)/
 Honolulu, HI      0.0    547.8     54.8     2,519
             --------------------------------------

             --------------------------------------
                $276.4 $1,900.6   $556.2     8,778
             ----------------------------==========
                                                   Units Sold
Condominiums:                                      at 1/31/07
                                                   ----------
Mercury (c)/
 Los Angeles,
 CA               $0.0   $150.6    $75.3       238        62
             ----------------------------==========


             ----------------------------
Total Under
 Construction
 (j)          $1,261.7 $3,507.2 $1,734.6
             ============================
LESS: Above
 properties
 to be sold
 as
 condominiums     $0.0   $150.6    $75.3
             ----------------------------
Under
 Construction
 less
 Condominiums $1,261.7 $3,356.6 $1,659.3
             ============================



---------------------------------------------------
Residential                                Under
 Phased-In                                Const./
 Units(c)(e):                              Total
                                         ----------
Arbor Glenn/
 Twinsburg,
 OH               $0.0    $18.4     $9.2    48/288
Pine Ridge
 Expansion/
 Willoughby
 Hills, OH         0.0     16.4      8.2    40/162
Cobblestone
 Court/
 Painesville,
 OH                0.0     24.6     12.3   192/304
Sutton
 Landing/
 Brimfield,
 OH                0.0     15.9      8.0   132/216
Stratford
 Crossing/
 Wadsworth,
 OH                0.0     24.1     12.1   108/348
             --------------------------------------
Total (k)         $0.0    $99.4    $49.8 520/1,318
             ----------------------------==========

---------------------------------------------------
See Attached Footnotes
*T

-0-
*T
2006 FOOTNOTES
----------------------------------------------------------------------

(a) Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity ("VIE").
(b) Cost at pro-rata share represents Forest City's share of cost, based on the Company's pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.
(c) Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.
(d) The difference between the full consolidation amount (GAAP) of $417.8 million of cost to the Company's pro-rata share (a non-GAAP measure) of $803.7 million of cost consists of a reduction to full consolidation for minority interest of $5.0 million of cost and the addition of its share of cost for unconsolidated investments of $390.9 million.
(e) Phased-in openings. Costs are representative of the total project.
(f) The difference between the full consolidation cost amount (GAAP) of $0.0 million to the Company's pro-rata share (a non-GAAP measure) of $37.0 million consists of the Company's share of cost for unconsolidated investments of $37.0 million.
(g) Includes all phases of Northfield at Stapleton including Phase I which opened in Q4-05. Also, includes 34,000 square feet of office space.
(h) Includes San Francisco Centre and Emporium which were previously reported separately. Includes 235,000 square feet of office space.
(i) As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company's legal ownership. The Company consolidates its investments in these projects in accordance with FIN No. 46(R) at a consolidation percentage that is reflected in the Pro-Rata FCE % column.
(j) The difference between the full consolidation cost amount (GAAP) of $1,261.7 million to the Company's pro-rata share (a non-GAAP measure) of $1,734.6 million of cost consists of a reduction to full consolidation for minority interest of $140.8 million of cost and the addition of its share of cost for unconsolidated investments of $613.7 million.
(k) The difference between the full consolidation cost amount (GAAP) of $0.0 million to the Company's pro-rata share (a non-GAAP measure) of $49.8 million consists of Forest City's share of cost for unconsolidated investments of $49.8 million.
(l) Includes 39,000 square feet of office space.
(m) Includes 177,000 square feet for Target and 97,000 square feet for JC Penney that opened in Q3-06, as well as 16,000 square feet of office.
(n) Includes 23,000 square feet of retail space.
(o) Supported-living property.
(p) Project includes 18,000 square feet of retail space.




    CONTACT: Forest City Enterprises, Inc.
             At The Company
             Thomas G. Smith
             Executive Vice President,
             Chief Financial Officer
             216-621-6060
             or
             Thomas T. Kmiecik
             Assistant Treasurer
             216-621-6060
             or
             On The Web
             www.forestcity.net